Electronic Articles of Incorporation

For

POCKET GAMES, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

POCKET GAMES, INC.

Article II

The principal place of business address:

244 FIFTH AVENUE

SUITE 1751

NEW YORK, NY. US 10001

The mailing address of the corporation is:

101 PLAZA REAL SOUTH

SUITE202N

BOCA RATON, FL. US 33432

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

499,000,000 COMMON; 1,000,000 PREFERRED

Article V

The name and Florida street address of the registered agent is:

BRENDA HAMILTON

101 PLAZA REAL SOUTH

202N

BOCA RATON, FL. 33432

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: BRENDA HAMILTON

Article VI

The name and address of the incorporator is:

DAVID LOVATT

244 FIFTH AVENUE

SUITE 1751

NEW YORK, NY 10001

Electronic Signature of Incorporator: DAVID LOVATT

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P,D

DAVID LOVATT

244 FIFTH AVENUE SUITE 1751

NEW YORK, NY. 10001 US

Title: S, T

ELLIOTT POLATOFF

636 MEEHAN AVENUE

FAR ROCKAWAY, NY. 11691 US